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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 17, 2004 Chordiant Software, Inc. announced the appointment of Charles Swan, 61, as the Interim Chief Financial Officer effective immediately and Interim Principle Accounting Officer effective October 8, 2004.  Mr. Swan will oversee the Company's finance and accounting functions and its Sarbanes-Oxley Section 404 compliance process until such time as the Company completes its search for a Chief Financial Officer.  Mr. Swan will be paid $20,000 per month and is eligible for a bonus of $40,000 contingent upon successful completion of specific goals and objectives.

Mr. Swan joins Chordiant with an extensive background in the finance area.  During the last five years, Mr. Swan has held interim chief financial officer and financial executive positions at numerous software and technology companies through his consulting company, The Virtual CFO.  Such companies include Evoke Software, Instant Video Technology, SmartDisk, Rezkey, Isomax and Cryptic Studios.  Swan began his career in public accounting working at Ernst & Young.  He received his BBA from the University of Miami, and an MBA in Accounting and Finance from Florida Atlantic University.  Swan is a Certified Public Accountant (CPA).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Ben Campbell, our interim principal accounting officer and interim controller has announced his resignation, effective October 8, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chordiant Software, Inc.
Date: September 22, 2004	By: /s/ Stephen Kelly Stephen Kelly Chief Executive Officer